[Letterhead of Cadwalader, Wickersham & Taft]


                                                                 EXHIBIT J
                             July 14, 1995


The Banks Party to
the Credit Agreement
Referred to Below

Ladies and Gentlemen:

     We have acted as counsel to Reeves Industries, Inc., a Delaware corporation (the "Parent"), and Reeves Brothers, Inc., a Delaware corporation (the "Company") (the Parent and the Company, collectively, the "Borrowers"), in connection with the negotiation, execution and delivery of
(i) the Credit Agreement, dated as of August 5, 1992, as amended and restated as of July 14, 1995 (the "Credit Agreement"), among the Parent, the Company, the several banks party thereto (the "Banks") and Chemical Bank, as agent for the Banks (the "Agent"), (ii) the Guarantee, dated as of August 5, 1992, as amended and restated as of July 14, 1995 (the "Company Guarantee"), made by the Company in favor of the Agent for the ratable benefit of the Banks, (iii) the Guarantee, dated as of July 14, 1995 (the "Parent Guarantee") made by the Parent in favor of the Agent for the ratable benefit of the Banks, (iv) the Security Agreement, dated as of August 5, 1992, as amended and restated as of July 14, 1995 (the "Security Agreement"), made by the Company in favor of the Agent for the ratable benefit of the Banks, and (v) the Notes, each dated July 14, 1995 (the "Notes"), made by the Parent and the Company, respectively, in favor of the Banks (the Credit Agreement, the Company Guarantee, the Parent Guarantee, the Security Agreement and the Notes, collectively, the "Loan Documents").

     This opinion is being delivered to you pursuant to Section 5.1(l) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in, or by reference in, the Credit Agreement.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of each of the Loan Documents and such charter documents, instruments, documents and records of Borrowers, and such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Borrowers, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed, but have not verified, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties, the authenticity of original and certified copies of all copies submitted to us as conformed for reproduction copies. As to the various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in, and by reference in, the Credit Agreement and the Security Agreement and certificates and oral or written statements and other information of or from public officials, and written statements and other information of representatives of the Borrowers and others and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein.

     In rendering our opinion we have relied, with your permission, on the opinion of Augustus I. duPont, Esq., General Counsel of the Parent and the Company, of even date herewith, a copy of which is attached hereto.

     To the extent that it is relevant to the opinions expressed herein, we have assumed that the parties to the Loan Documents other than the Company and the Parent have, or had at the time of execution and delivery thereof, the power to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such other parties.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. Each of the Loan Documents constitutes the legal, valid and binding obligation of each Borrower party thereto enforceable against such Borrower in accordance with its terms.

     2. No consent, approval, waiver, license or authorization of, filing with or other act by or in respect of, any Governmental Authority of or within the State of New York is required on the part of either the Borrowers in connection with the execution, delivery, performance, validity or enforceability of any of the Loan Documents to which it is a party, the consummation of the transactions contemplated thereby, the compliance with each of the provisions thereof, the borrowing on the terms and conditions of the Credit Agreement, or the grant of the security interests purported to be created by the Security Agreement in the case of the Company.

     3. The execution, delivery and performance of each of the Loan Documents, the consummation of the transactions contemplated thereby, the compliance with each of the provisions thereof, the borrowing on the terms and conditions of the Credit Agreement and the granting of security interests purported to be created by the Security Agreement in the case of the Company, do not and will not conflict with, constitute a default under or violate any law, rule or regulation of any governmental authority of or within the State of New York and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such law, rule or regulation.

     4. Neither of the Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5. Neither of the Borrowers is subject to regulation under any Federal or New York state statute or regulation which limits its ability to incur Indebtedness under the Credit Agreement.

     6. The provisions of the Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a valid and enforceable security interest in all right, title and interest in the Company in the Collateral. Upon the filing of financing statements in the offices listed in Schedule II to the Credit Agreement naming the Company as debtor and the Agent as secured party and describing the Collateral as the collateral covered thereby, the security interest created pursuant to the Security Agreement in the Collateral will constitute a fully-perfected security interest under the Uniform Commercial Code as in effect on the date hereof in each of the states listed in said Schedule II (as it is in effect in each state, the "Code"), in the case of Inventory (as defined in the Security Agreement) to the extent that such Inventory is located within said states.

     The opinions set forth above are subject to the following qualifications, limitations and assumptions.

     (a) We express no opinion as to:

          (i) the rights or interests of the Company in, or title of the Company to, any of the Collateral;

          (ii) The validity, binding effect or enforceability (A) of any provision of the Loan Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or (B) of any provision of the Loan Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair, insufficiently explicit, unreasonable or contrary to public policy; and

          (iii) the effect of any law of any jurisdiction other than the State of New York wherein any Bank may be located or wherein enforcement of any Loan Document may be sought that limits the rates of interest legally chargeable or collectable.

     (b) Our opinions in paragraph 1 above as to enforceability are subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, preference, moratorium or similar laws from time to time in effect affecting creditors' rights generally, general principles of equity (regardless of whether the same are considered in a proceeding at law or in equity), and certain remedial provisions of the Loan Documents may be unenforceable, in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents, and the Loan Documents taken as a whole contain adequate provisions for enforcing the obligations of the Borrowers party thereto.

     (c) We do not express an opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law, principles of equitable subordination and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity.

     (d) In connection with our opinion in paragraph 3, such opinion is limited to laws of the State of New York and the United States of America, which, in our experience, are normally applicable to transactions of the type provided for in the Loan Documents.

     (e) We express no opinion with respect to the effect of Section 552 of the United States Bankruptcy Code (relating to property acquired by the Company after the commencement of a case under the United States Bankruptcy
Code) with respect to the Company and Section 547 of the United States Bankruptcy Code (relating to a security interest in such after-acquired property which serves to secure antecedent debt);

     (f) The continuation of a security interest in proceeds is limited to the degree set forth in Section 9-306(2) and 9-306(4) of the Code and the perfection of a security interest in proceeds continues only upon compliance with the provisions of Section 9-306(3) of the Code.

     (g) We note that the perfection or nonperfection of the security interests created by the Security Agreement may be subject to the following qualifications:
          (i) Article 9 of the Code requires the filing of appropriate continuation statements within the period of six months prior to the expiration of five years from the date of the original filings (and each fifth year thereafter), in order to maintain the effectiveness of the filings referred to in paragraph 6; and

          (ii) the perfection of the security interests in respect of the Company will be terminated as to any Collateral acquired more than four months after the Company changes its name, identity or corporate structure so as to make the financing statements filed with respect thereto seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of the Company are properly filed before the expiration of such four months.

     (h) We have rendered the opinions expressed herein based on facts, circumstances, laws, rules, regulations, court decisions, and regulatory authority determinations in effect on the date hereof. We assume no obligation to update or supplement this opinion or reflect any facts, circumstances, law, rule, regulation, or any charges thereto, or any court decisions or regulatory authority determinations which may hereafter occur or come to our attention.

      The opinions expressed herein are limited to (a) the federal laws of the United States of America, (b) the laws of the State of New York, and (c) in the case of paragraph 6 hereof and based solely upon a review of the Code as published in the Uniform Commercial Code Filing Guide, the states listed in Schedule II to the Credit Agreement.

     This opinion is rendered to you solely for your benefit and may not be furnished, used, circulated, quoted or relied upon by any other person, firm or corporation (other than a successor to or an assignee of the Agent or any Bank) for any purposes without our prior written consent.


                                   Very truly yours,

                                        \s\ Cadwalader, Wickersham & Taft